UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

OLD DOMINION ELECTRIC COOPERATIVE

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with the appointment of Mr. Bryan S. Rogers to be our Vice President and Controller effective April 1, 2007, as described in Item 5.02 (c) below, we entered into an employment letter with Mr. Rogers. The employment letter provides that he will receive a salary of $141,255 annually beginning April 1, 2007. The employment letter states that Mr. Rogers’ employment is on an “at-will” basis. See Exhibit 10.1 attached to this filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) Not applicable.

(c) On March 29, 2007, Mr. Bryan S. Rogers, a certified public accountant, was promoted to the position of Vice President and Controller, effective April 1, 2007 and will serve as our principal accounting officer. Mr. Rogers joined Old Dominion Electric Cooperative in 1996 and most recently served as Assistant Controller from February 2005 to March 2007. He previously served as Manager of Power Supply Accounting from May 2003 to January 2005; as Supervisor of Power Supply Accounting from April 2002 to April 2003; as Senior Accountant from October 2000 to March 2002; and as an Accountant from August 1996 to September 2000.

(d) Not applicable.

(e) Not applicable.

(f) Not applicable.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: April 2, 2007	/s/ Robert L. Kees
Robert L. Kees
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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